Exhibit 10.3

3- Year Time Vesting Restricted Stock Agreement

_____________ ___, 20__ Award

EGL, INC. LONG-TERM INCENTIVE AWARD

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (“Agreement”) dated to be effective ___________, 20__ (the “Grant Date”), is by and between EGL, Inc. (the “Company”), and _______________ (“Grantee”).

WHEREAS, the Company desires to provide an incentive to Grantee, in the form of shares of the Company’s capital stock, to encourage Grantee’s long-term performance for the Company and its shareholders and more closely align Grantee’s interest in the Company with that of the Company’s shareholders;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Agreement, and intending to be legally bound hereby, Grantee and the Company (collectively, the “Parties”) hereby agree as follows:

1.

Grant of Restricted Stock.

(a)

The Company hereby grants to Grantee up to ________ shares (the “Restricted Shares”) of Common Stock, par value $0.001 per share, in accordance with this Agreement and as an Award of Restricted Stock subject to the terms and conditions of the EGL, Inc. Long-Term Incentive Plan (the “Plan”), which are incorporated herein, as an incentive for Grantee’s continued efforts on behalf of the Company as one of its key employees.  This Agreement is an Award Agreement under the Plan, and unless otherwise defined in this Agreement, the capitalized terms used in this Agreement have the respective meanings assigned to them in the Plan.

(b)

Grantee acknowledges that he or she will not receive a stock certificate representing the Restricted Shares unless and until the Restricted Shares vest as provided in this Agreement.  The Restricted Shares will be held in custody for Grantee, in a book entry account with the Company’s transfer agent, until the Restricted Shares have vested in accordance with Section 2 of this Award.  Upon vesting of the Restricted Shares and payment of the Withholding Liability (as defined below), the Company shall instruct its transfer agent to deliver to Grantee all Vested Restricted Shares (as defined below).

2.

Vesting Schedule.  Restricted Shares that have vested pursuant to this Agreement are referred to herein as “Vested Restricted Shares” and Restricted Shares that have not yet vested pursuant to this Agreement are referred to herein as “Unvested Restricted Shares.”  Subject to the forfeiture provisions of Section 3 of this Agreement, thirty-three and one third percent (33 1/3%) of the Restricted Shares will vest on the first anniversary of the Grant Date; an additional thirty-three and one third percent (33 1/3%) of the Restricted Shares will vest on the second anniversary of the Grant Date; and the remaining thirty-three and one third percent (33 1/3%) of the Restricted Shares will vest on the third anniversary of the Grant Date.  If an installment of the vesting would result in a fractional Vested Restricted Share, such installment will be rounded to the next higher Restricted Share, as determined by the Company, except the final installment, which will be for the balance of the Restricted Shares.

3.

Forfeiture.

(a)

Upon Cessation (as defined below) of Grantee’s full-time employment with the Company and its Subsidiaries (the “Termination Date”) before all of the Restricted Shares become Vested Restricted Shares, all Unvested Restricted Shares as of the Termination Date shall, without further action of any kind by the Company or Grantee, be forfeited.  Unvested Restricted Shares that are forfeited shall be deemed to be immediately transferred to the Company without any payment by the Company or action by Grantee, and the Company shall have the full right to cancel any evidence of Grantee’s ownership of such forfeited Unvested Restricted Shares and to take any other action necessary to demonstrate that Grantee no longer owns such forfeited Unvested Restricted Shares automatically upon such forfeiture.  Following such forfeiture, Grantee shall have no further rights with respect to such forfeited Unvested Restricted Shares.  The “Cessation” of Grantee’s employment with the Company is any cessation of Grantee’s full-time employment with the Company and its Subsidiaries for any reason or under any circumstances other than due to Grantee’s death, including because of Grantee’s disability (within the meaning of Section 22(e)(3) of the Code) as determined by the Committee, except for any (i) transfer of employment between or among the Company or any of its Subsidiaries, or (ii) any sick leave, military leave, or any other temporary personal leave of absence authorized by the Company.  Notwithstanding anything to the contrary in this Agreement, the Unvested Restricted Shares shall become Vested Restricted Shares upon the death of Grantee during Grantee’s full-time employment with the Company or any of its Subsidiaries, provided that Grantee shall have been continuously employed by the Company or one of its Subsidiaries since the Grant Date.

(b)

In addition, if Grantee breaches any of the terms and conditions of this Agreement or the Plan, or any rules and regulations of the Committee for this Agreement or the Plan, all of the Unvested Restricted Shares as of the date of such breach shall then automatically be forfeited by Grantee and returned and delivered to the Company without any obligation of the Company to pay any amount to Grantee or to any other person or entity and without any further action by Grantee.

(c)

Grantee, by his acceptance of the Restricted Stock Award granted under this Agreement, irrevocably grants to the Company a power of attorney to transfer any and all Unvested Restricted Shares that are forfeited and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer.  The Parties expressly agree that these provisions governing the forfeiture and transfer of the Unvested Restricted Shares shall be specifically enforceable by the Company in a court of equity or law.

4.

Representations and Warranties of Grantee.  Grantee represents and warrants to the Company as follows:

(a)

Grantee has received a copy of the Plan and has read and become familiar with the terms and conditions of the Plan and agrees to be bound, and to abide, by the Plan.

(b)

Grantee has reviewed this Agreement, has had an opportunity to obtain the advice of counsel before executing this Agreement, and fully understands all of the terms and conditions of this Agreement and the Plan.

(c)

Grantee hereby accepts the Restricted Stock Award granted by this Agreement subject to all of the terms and conditions of this Agreement and the Plan.

(d)

Grantee is fully aware of the lack of liquidity of the Restricted Shares (e.g., because of the restrictions on transferability of the Restricted Shares, Grantee may not be able to sell or dispose of the Restricted Shares or use them as collateral for loans).

5.

Certain Restrictions on Transfer. Except as provided in Section 3, Grantee may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of (whether voluntarily, by operation of law, or otherwise) any or all of the Unvested Restricted Shares, or any rights thereto or interests therein, or any or all of the Vested Restricted Shares held by the Company’s transfer agent, or any rights thereto or interests therein.  Any transfer in violation of this Section 5 shall be void and without any force or effect and shall constitute a breach of the terms and conditions of this Agreement and the Plan.  Grantee also understands that the Company is under no obligation to register, under any applicable securities laws, any resale of any of the Restricted Shares that become Vested Restricted Shares delivered to Grantee and that an exemption from such registration requirements may not be available or may not permit Grantee to resell or transfer any of such Vested Restricted Shares in the amounts or at the times proposed by Grantee.

6.

Dividend and Voting Rights.  Subject to this Agreement, Grantee shall have all of the rights of a shareholder with respect to the Restricted Shares after they are issued to Grantee on the Grant Date, including the right to vote the Restricted Shares and to receive any and all dividends and other distributions made with respect to the Restricted Shares.  Without limiting the preceding sentence, from and after the Grant Date, Grantee shall be entitled to receive any cash dividends or other cash distributions paid or made by the Company with respect to the issued Unvested Restricted Shares, without deposit into escrow.  Upon any forfeiture of Unvested Restricted Shares, Grantee shall have no further rights with respect to those Unvested Restricted Shares, but the forfeiture of Unvested Restricted Shares shall not invalidate any votes or consents made or executed by Grantee with respect to those Unvested Restricted Shares before their forfeiture or create any obligation to repay any cash dividend or other cash distribution received with respect to those Unvested Restricted Shares before their forfeiture.

7.

Capital Adjustments and Distributions.

(a)

The number of Restricted Shares shall be adjusted in accordance with the provisions of Section 14 of the Plan.

(b)

Any new, substituted, or additional securities or other property (including any money paid other than as a regular cash dividend) that is, by reason of any stock dividend, stock split, recapitalization, or other change in the outstanding Common Stock, distributed on or with respect to, or exchanged for, the Unvested Restricted Shares shall immediately be subject to the vesting conditions of Section 2, all to the same extent as the Unvested Restricted Shares on or with respect to which such distribution or exchange was made.  Appropriate adjustments, as determined by the Committee, to reflect the distribution or exchange of such securities or other property shall be made to the number of the Restricted Shares in order to reflect any such event.

8.

Administration.  The Committee shall interpret this Agreement and shall prescribe such rules and regulations in connection with the operation of this Agreement as the Committee determines (in good faith) to be advisable.  The Committee may rescind and amend its rules and regulations from time to time.  The good faith interpretation by the Committee of any of the provisions of this Agreement shall be final and binding upon the Parties.

9.

Effect of Agreement.  Neither the execution nor effectiveness of this Agreement nor any action of the Board or the Committee in connection with or relating to this Agreement shall be deemed to give Grantee any rights except as may be expressed in this Agreement.   The existence of the Plan and this Agreement shall not affect in any way the right of the Board, the Committee, or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation or other transaction involving the Company, any issuance of other shares of Common Stock or any other securities of the Company (including bonds, debentures, or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof), the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding by or for the Company.  Nothing in the Plan or in this Agreement shall confer upon Grantee any right with respect to the Grantee’s employment with the Company or affect or interfere in any way with the right of either the Company or Grantee to terminate Grantee’s employment (with or without cause).

10.

Proprietary Information.  In consideration of the Company’s grant of Restricted Shares and the Company’s agreement to provide Grantee with confidential information of the Company, Grantee agrees to keep confidential and not to use or to disclose to others at any time during Grantee’s period of service with the Company and after Grantee’s cessation of service with the Company, for whatever reason, except as expressly consented to in writing by the Company or required by law, any secrets or confidential technology or proprietary information of the Company or any of its clients, including without limitation, any customer list, marketing plans or materials, or other trade secrets of the Company, or any matter or thing ascertained by Grantee through Grantee’s affiliation with the Company, the use or disclosure of which matter or thing that might reasonably be construed to be contrary to the best interests of the Company or to give any other party a competitive advantage over the Company.  Grantee further agrees that upon Grantee’s cessation of service with the Company, Grantee will neither take nor retain, without prior written authorization from the Company, any documents pertaining to the Company (other than paycheck stubs, benefit information, offer letters, or other materials pertaining to his salary or benefits with the Company).  Without limiting the generality of the foregoing, Grantee agrees that Grantee will not retain, use or disclose any papers, customer lists, marketing materials or information, books, records, files, or other documents, copies thereof, or notes or other materials derived therefrom, or other confidential information of any kind belonging to the Company pertaining to the Company’s business, sales, financial condition or products (or any similar materials relating to the Company’s clients).  Without limiting other possible remedies to the Company for the breach of this covenant, Grantee agrees that injunctive or other equitable relief shall be available to enforce this covenant, such relief to be without the necessity of posting a bond, cash, or otherwise.  Grantee further agrees that if any restriction contained in this Section is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions contained herein shall be enforced independently of each other.  Grantee’s obligations under this Section apply to all confidential information of the Company as well as to any and all confidential information relating to the Company’s Subsidiaries.

11.

Noncompetition.

(a)

Basis of Covenants.  Grantee recognizes that the Company’s decision to enter into this Agreement and to grant the Restricted Shares herein granted is induced primarily because of the covenants and assurances made by Grantee in this Agreement, that irrevocable harm and damage will be done to the Company if Grantee violates the obligation to maintain the confidentiality of proprietary information, or competes with the Company.  Grantee stipulates and agrees that the consideration given by the Company in granting the Restricted Shares and in granting Grantee access to the confidential information of the Company gives rise to the Company’s interest in the promises made by Grantee in this Section; further, Grantee stipulates that the promises Grantee makes in this Section are designated to enforce the promises made by Grantee, including those set forth in Section 10.  Grantee will continue to receive the Company’s proprietary information and will receive training of substantial value as a result of Grantee’s affiliation with the Company.  Grantee covenants and agrees that during Grantee’s period of service with the Company, Grantee will not conduct consulting services for any other person or company without first obtaining the written consent of an authorized officer of the Company.

(b)

Nonsolicitation Covenant.  Grantee covenants and agrees that for a period of 12 months following Grantee’s cessation of service with the Company, for whatever reason, Grantee shall not solicit, contract, or otherwise communicate for the purpose of soliciting business with any person, company or business that was a client or customer or prospective client or customer of the Company, whom Grantee personally solicited, contacted, communicated with or accepted business from while Grantee was an employee of the Company at any time during the 12 months preceding termination of service.

(c)

Non-Interference Covenant.  Grantee covenants and agrees that, for a period of 12 months following cessation of service with the Company, for whatever reason, that Grantee shall not recruit, hire or attempt to recruit or hire, directly or by assisting others, any other employees of the Company, nor shall Grantee contact or communicate with any other employees of the Company for the purpose of inducing other employees to terminate their employment with the Company.  For purposes of this covenant, “other employees” means employees who are actively employed by the Company at the time of the attempted recruiting or hiring.

(d)

References to the Company in this Section 11 shall be deemed to include the Company’s Subsidiaries.

12.

Refusal to Transfer.  The Company shall not be required to (i) transfer on its books, or authorize the Company’s transfer agent to transfer on its books, any Unvested

Restricted Shares, or any Vested Restricted Shares held by the Company’s transfer agent pending satisfaction of the corresponding Withholding Liability, purported to have been sold or otherwise transferred in violation of any of the provisions of the Plan or this Agreement, or (ii) treat as owner of such Unvested Restricted Shares, or accord the right to vote or to any dividends or other distributions to, any purchaser or other transferee to whom or which such Unvested Restricted Shares have been purported to be so transferred.

13.

Legend.  If the Company so determines, any share certificate(s) representing the Unvested Restricted Shares, and any Vested Restricted Shares held by the Company’s transfer agent pending satisfaction of the corresponding Withholding Liability, may be endorsed with the following legend, in addition to any legend required under applicable securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE  AND TO CERTAIN RESTRICTIONS ON RESALE AND TRANSFER.  NONE OF THE SHARES MAY BE TRANSFERRED EXCEPT AS SET FORTH IN THAT CERTAIN RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

14.

Tax Matters.

(a)

The Company’s obligation to deliver Restricted Shares to Grantee upon the vesting of such shares shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements (the “Withholding Liability”).  If the Company has not received from Grantee full payment of the Withholding Liability by certified or cashier’s check or money order made payable to the Company, or in any other form acceptable to the Committee by 5:00 P.M. Central Standard Time on the date Unvested Restricted Shares become Vested Restricted Shares, the Company shall withhold from the Vested Restricted Shares that otherwise would have been delivered to Grantee a number of Vested Restricted Shares necessary to satisfy Grantee’s Withholding Liability, and deliver the remaining Vested Restricted Shares to Grantee.  The amount of the Withholding Liability and the number of Vested Restricted Shares to be withheld by the Company, if applicable, to satisfy Grantee’s Withholding Liability, as well as the amount reflected on tax reports filed by the Company, shall be based on the Fair Market Value, as defined in the plan, of the Vested Restricted Shares as of the date such shares become Vested Restricted Shares.  The obligations of the Company under this Award will be conditioned on such satisfaction of the Withholding Liability.

(b)

Grantee has reviewed with his own tax advisor(s) the federal, state, and local tax consequences of this acquisition of the Restricted Shares and the other transactions contemplated by this Agreement.  Grantee is relying solely on such advisor(s) and not on any statements or representations of the Company or any of its agents.  Grantee understands and agrees that he, and not the Company, shall be responsible for his own tax liability that may arise as a result of the transactions contemplated by this Agreement.  Grantee understands that Section 83 of the Internal Revenue Code (including any amendments and successor provisions to section and any regulations promulgated under such section), taxes as ordinary income the difference between the purchase price for the Restricted Shares and the fair market value of the Restricted Shares as of the date any restrictions on the Restricted Shares terminate or lapse. In this context,

“restriction” includes the vesting conditions under Section 2.  Grantee understands that he may elect to be taxed at the time the Restricted Shares are granted, rather than when and as the restrictions terminate or lapse (if ever), by filing an election under Section 83(b) of the Internal Revenue Code with the Internal Revenue Service within thirty (30) days from the date on which the Restricted Shares are issued.   GRANTEE ACKNOWLEDGES THAT IT IS HIS SOLE RESPONSIBILITY (AND NOT THE COMPANY’S) TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THAT FILING ON HIS BEHALF.

15.

Payment of Par Value.  In connection with the issuance of the Restricted Shares pursuant to this Agreement, the Company will pay the aggregate par value per share of the Restricted Shares on behalf of Grantee and will report the amount of such payment as income to Grantee for the taxable period of Grantee during which the Restricted Shares are granted.

16.

Entire Agreement; Governing Law.  This Agreement and the Plan constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior undertakings and agreements of the Parties with respect to the subject matter hereof.  Nothing in the Plan or in this Agreement (except as expressly provided herein) is intended to confer any rights or remedies on any person other than the Parties.  This Agreement is to be construed in accordance with, enforced under, and governed by the laws of the State of Texas.

17.

Amendment; Waiver.  The Committee may at any time or from time to time amend this Agreement in any respect, except that no amendment that adversely affects Grantee may be effected without a writing signed by the Parties.  Any provision of this Agreement for the benefit of the Company may be waived by the Committee or the Board.  Unless otherwise expressed in the waiver, such a waiver in one instance or with respect to one provision of this Agreement shall not be deemed to be a waiver in any other instance or with respect to any other provision of this Agreement.

18.

Effectiveness and Term.  This Agreement is effective upon the Grant Date, and it shall continue in effect until it terminates in accordance with its terms, unless sooner terminated in a written agreement of the Parties.

19.

Interpretive Matters.  Whenever required by the context, pronouns and any variation thereof used in this Agreement shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa.  The term “include” or “including” does not denote or imply any limitation.  The term “business day” means any Monday through Friday other than such a day on which banks are authorized to be closed in the State of Texas.  Each reference in this Agreement to a “Section” shall be deemed to be to a section of this Agreement, unless otherwise stated.  The captions and headings used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

20.

Venue.  Any suit, action, or proceeding arising out of or relating to this Agreement shall be brought in the United States District Court for the Southern District of Texas or in a Texas state court in Harris County, Texas, and the Parties shall submit to the jurisdiction of such court.  Each of the Parties irrevocably waives, to the fullest extent permitted by law, any objection it or he may have to the laying of venue for any such suit, action, or proceeding brought in such court.  EACH OF THE PARTIES ALSO EXPRESSLY WAIVES ANY RIGHT IT OR HE HAS OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION, OR PROCEEDING.

21.

Severability and Reformation.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or its severance.

22.

Notice.  Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier, or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, in any case addressed to the other Party at its or his address as shown beneath its or his signature to this Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 22.

EGL, INC.

_____________________________

James R. Crane

CEO and Chairman

        Address:  15350 Vickery Drive

                        Houston, Texas  77032

[Grantee Execution Page Follows]

GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING CONDITIONS ON THE RESTRICTED SHARES SHALL TERMINATE OR LAPSE, IF AT ALL, ONLY AS EXPRESSLY STATED IN THIS AGREEMENT (NOT THROUGH THE GRANT OF THE RESTRICTED STOCK AWARD OR THE ISSUANCE OF THE RESTRICTED SHARES).  GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT OR THE PLAN SHALL CONFER UPON GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF GRANTEE’S EMPLOYMENT OR TO ANY FUTURE AWARDS.

The Grantee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof.  The Grantee hereby accepts this award subject to all of the terms and provisions hereof and thereof and administrative interpretations thereof referred to above.  The Grantee has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan.  The Grantee hereby agrees that all disputes arising out of or relating to this Agreement or the Plan shall be resolved in accordance with Section 16 of this Agreement.

ACCEPTED:

Dated:

Signed:

Printed Name:

The Grantee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby rejects this Award.

REJECTED:

Dated:

Signed:

Printed Name: